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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

Board of Trustees and Shareholders
Property Trust of America:

  We consent to (i) the use of our audit report dated January 18, 1994 (except as to note 10, which is as of February 8, 1994) on the financial statements of Property Trust of America as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993, and related schedule, incorporated by reference herein; (ii) the use of our audit report dated August 11, 1993 on the combined statement of revenues and certain expenses for properties acquired incorporated by reference herein; (iii) the use of our audit report dated September 30, 1993 on the combined statement of revenues and certain expenses for certain multifamily properties incorporated by reference herein; (iv) the use of our audit report dated September 30, 1993 except as to the last paragraph of note 1, which is as of October 29, 1993, on the combined statement of revenues and certain expenses for certain multifamily properties incorporated by reference herein; (v) the use of our audit report dated October 28, 1993 on the combined statement of revenues and certain expenses for certain multifamily properties incorporated by reference herein; (vi) the use of our audit report dated December 10, 1993, except as to the first sentence of note 1, which is as of December 21, 1993 on the combined statement of revenues and certain expenses for certain multifamily properties, incorporated by reference herein; (vii) the use of our audit report dated December 16, 1993, except as to the first sentence of note 1, which is as of December 27, 1993, on the combined statement of revenues and certain expenses for certain multifamily properties, incorporated by reference herein; (viii) the use of our audit reports dated April 25, 1994 on the combined statements of revenues and certain expenses for certain multifamily properties incorporated by reference herein; (ix) the use of our audit report dated June 15, 1994 on the statement of revenues and certain expenses of Brompton Court Apartments, incorporated by reference herein; (x) the use of our audit report dated September 8, 1994 on the combined statement of revenues and certain expenses for certain multifamily properties, incorporated by reference herein; and (xi) the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP

El Paso, Texas

February 9, 1995